Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-194367, 333-149893 and 333-167508), S-3 (333-233668), and S-4 (333-233699) of Hillenbrand, Inc. of our report dated November 13, 2019, relating to the financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
November 13, 2019